                                                                   EXHIBIT 10.45

                          LICENSE & SUPPLY AGREEMENT

   THIS LICENSE AND SUPPLY AGREEMENT (the "Agreement"), dated this 6 day of May, 1999 (the "Effective Date"), is entered into by and between STAAR Surgical Company, a Delaware corporation and its wholly-owned subsidiary STAAR Surgical AG, a Swiss corporation (jointly "STAAR"), Lenstec, Incorporated, a Florida corporation and Lenstec Barbados Inc., a corporation existing under the laws of Barbados (jointly "Lenstec").

                                   RECITALS

   A. Lenstec is the developer and manufacturer of a three-piece intraocular lens used in ophthalmic surgery, the haptics of which are made from polyimide, and the optic of which is a HEMA/Acrylic copolymer, the current Lenstec Model #LH3000 (the "Product");

   B. STAAR desires to obtain the right to license and purchase finished Product directly from Lenstec for re-sale pursuant to the terms of this Agreement; and

   NOW, THEREFORE, in consideration of the mutual promises above and the agreements contained herein, the parties hereby agree as follows:

                                   AGREEMENT

                                   ARTICLE 1
                               EXCLUSIVE PRODUCT

   1.1    License of Product.  Lenstec agrees to license to STAAR on a
          -------------------
semi-exclusive basis, as set forth below, the Product for re-sale, and to manufacture and supply the Product for STAAR, on the terms set forth in this Agreement. Lenstec, pursuant to an existing agreement with Santen Pharmaceutical Co., Ltd., a Japanese corporation ("Santen") is obligated to offer to Santen for sale under Santen's proprietary brand, any product produced by Lenstec. Lenstec agrees to sell the Product only to STAAR, its affiliates and Santen during the term of this Agreement. Lenstec agrees that during the term of this agreement it will not sell a three piece Hema/Acrylic copolymer lens with haptics made from any suitable material to anyone other than the parties named herein in the respective territories named in paragraph 1.2 and 1.5.

  1.2     Limitations.  STAAR or its affiliated entities may not sell the
          ------------
Product in Japan.

  1.3     Private Labeling.  STAAR shall have the rights to have the Product
          ----------------
private labeled for STAAR with STAAR's labels and brand names.

  1.4     Intellectual Property/License.  By executing this Agreement, Lenstec
          ------------------------------
transfers to STAAR for use during the Effective Period, an exclusive, non-royalty bearing license to use any trademarks, trade names, copyrights, logos, service marks and symbols it owns which are derived from, associated with, or used with the Product.

  1.5      Waiver of Distribution Rights by Santen.  Prior to executing this
           ---------------------------------------
Agreement, Lenstec will obtain from Santen, for the benefit of STAAR, a waivier of Santen's distribution rights to the Product, except as such rights relate to Japan and an agreement from Santen that STAAR and Santen shall have identical rights to distribute the Product in the Philipines, Malaysia, Singapore, Thailand, Korea, China, Tiawan, Vietnam and Indonesia.

                                   ARTICLE 2
                             TERM AND TERMINATION

     2.1     Term.  This Agreement shall remain in effect for a period of two
             ----
(2) years from the later of (i) the date that it is executed by STAAR and Lenstec, (the "Effective Period"). STAAR shall be entitled to extend the term of this Agreement for an additional period of one (1) year by giving notice of such election to Lenstec at least ninety (90) days prior to the expiration of the Effective Period. If STAAR extends the term of this Agreement for an additional one (1) year period (the "Extension Period"), then the Effective Period shall include both the initial term and the extended term. Upon the expiration of the Extension Period, this Agreement shall continue in full force and effect until such time as either party gives the other party ninety (90) days written notice of its intention to terminate this Agreement.

                                   ARTICLE 3
                               SUPPLY OF PRODUCT

     3.1     Supply Obligation.  Subject to the terms and conditions of this
             -----------------
Agreement, STAAR shall have the right to purchase the Product from Lenstec for marketing in all countries of the world with the exception of Japan. Lenstec agrees to manufacture and supply the Product for STAAR under the terms and conditions of this Agreement. Lenstec agrees that it will not sell other foldable lenses to any of STAAR's current distributors.

     3.2     Contract Manufacture.  Lenstec agrees to produce the Product
             --------------------
according to the Manufacturing Specifications and Requirements set forth in Appendix A to this Agreement. The Product shall be manufactured, packaged and sterilized by Lenstec in its Barbados production facility.

     3.3     Forecast.  Within fifteen (15) days from the first day of the
             --------
Effective Period, STAAR shall provide to Lenstec an annual forecast and a three
(3) month projection ("Quarterly Forecast") of its purchase requirements for Product. Thereafter, at least five (5) days prior to the start of each three
(3) month period, STAAR shall provide to Lenstec the Quarterly Forecast of its purchase requirements for the next quarter.

     3.4     Orders.  STAAR shall submit a purchase order ("Order") for the
             ------
Product on the 1st day of each month and Lenstec shall ship the Product to STAAR within thirty (30) days from receipt of the purchase order. Actual Orders for each three (3) month period may vary from STAAR's Quarterly Forecast for the period by no more 30%. All of STAAR's Orders for the Product shall be acknowledged by Lenstec by a faxed acknowledgment. In no event shall any acknowledgment or shipping document have the effect of varying, altering or modifying the terms and provisions of this Agreement. If there is any conflict between the acknowledgment and the terms of this Agreement, the terms of this Agreement shall prevail.

     3.5     Order Quantities.  During the initial six (6) months of the
             ----------------
Effective Period, Lenstec shall not be obligated to deliver more than 6,000 units of Product in any single month. Following the initial six months of the Effective Period, Lenstec shall not be obligated to deliver more than 10,000 units of Product in any single month, unless notified by STAAR at least sixty
(60) days in advance. In no case shall Lenstec be obligated to deliver more than 15,000 units of Product during any one-month period.

     3.6     Shipment Instruments.  All Products supplied pursuant to this
             --------------------
Agreement will be delivered FOB Lenstec's production facility in Barbados. Lenstec will ship finished Product pursuant to STAAR's written instructions. All customs, duties, costs, taxes, insurance premiums and other expenses relating to transportation and shipment of Product shall be at STAAR's expense.

     3.7     Certificate of Compliance.  All deliveries of the Product shall be
             -------------------------
accompanied by a certificate which states that the Product meets the manufacturing and quality control release specifications which are jointly agreed to by STAAR and Lenstec (the "Specifications"), which Specifications are set forth on Exhibit "A" to this Agreement and made a part of it.

     3.8     Breach.  Failure by Lenstec to supply STAAR with the Product
             ------
ordered according to the terms of this Agreement (other than as a result of force majeure, as set forth in Section 9.12) shall be considered a material breach of this Agreement. Failure by STAAR to provide sufficient Orders to meet its purchase obligations under this Agreement shall be remedied as set forth in
Section 4.5.


                                   ARTICLE 4
                              PRICE AND PAYMENTS

     4.1     Pre-paid Purchase Deposit.  Within five (5) days from the first day
             -------------------------
of the Effective Period, STAAR shall pay to Lenstec the sum of one hundred thousand U.S. dollars (U.S. $100,000).

     4.2     Price of Product.  Subject to the terms and conditions of this
             ----------------
Agreement, STAAR shall, during the first year of the Effective Period, purchase no less than sixty-five thousand (65,000) units of the Product at a price of forty-five U.S. dollars (U.S.$45) per unit. During the second year of the Effective Period, STAAR shall purchase annually no less than ninety thousand (90,000) units of the Product at a price of forty U.S. dollars (U.S. $40.00) per unit (unless the parties agree to another price.) If STAAR extends the terms of this Agreement pursuant to section 2.1 above, then STAAR and Lenstec shall negotiate in good faith to agree on the number of units of Product to be purchased by STAAR and on the price of the Product to be charged by Lenstec, provided, however, that during the Extension Period, STAAR shall purchase no less than ninety thousand (90,000) units of the Product annually from Lenstec and the price per unit charged by Lenstec shall not exceed, but may be less than, forty U.S. dollars (U.S. $40).

     4.3     Payment Terms.  One-half of the amount due for each Order shall be
             -------------
paid in U.S. dollars upon submission of the purchase order by STAAR. The remaining one-half shall be due and payable in U.S. dollars within fifteen days of notice of shipment.

     4.4     Application of Pre-paid Purchase Deposit.  Lenstec will apply a $10
             ----------------------------------------
credit per unit of Product for the 10,000 units of Product ordered following the delivery of the initial 80,000 units of Product during year 2 of the Effective Period. Each credit will be taken at the time an Order is received, and each credit will reduce the remaining balance of the Pre-paid Purchase Deposit.

     4.5     Order Shortfall.  In the event that STAAR fails to provide Orders
             ---------------
equal to (i) at least 70% of its Quarterly Forecast for any quarterly period, or
(ii) its minimum annual purchase obligations under this Agreement, Lenstec shall be entitled to reduce the balance of the Pre-paid Purchase Deposit by an amount equal to the unit shortfall times one-half of the effective unit price for that period. In the event of an Order Shortfall, STAAR shall be obligated to replenish the Pre-paid Purchase Deposit prior to an Order for additional units of Product.

     4.6    Payments.  All payments shall be forwarded to the following bank
            --------
account:

                          Barclays bank PLC New York
                          ABA 026002574
                          Chips UID 240280
                          Beneficiary:
                          Barbados Offshore Bank Unit
                          A/C# 280 90 82/4677
                          For credit to:
                          Lenstec Barbados Inc.
                          A/C# 23 103-22-58

                                   ARTICLE 5
                             PRODUCT REGISTRATION

     5.1    Product Registration.  If it so elects, which election shall be in
            --------------------
its sole and absolute discretion, STAAR shall, at its own expense, obtain the necessary regulatory approvals for the sale of the Product. Lenstec shall cooperate with STAAR in connection with such product registration activities and provide such information as may be reasonably requested by STAAR to meet such regulatory requirements. Lenstec will provide any and all information requested by any regulatory body or agency involved in any such approval process. If any regulatory body or agency requires a post-marketing study, then STAAR and Lenstec will cooperate fully in completing any such study.

     5.2    Clinical Investigation Activities.  If STAAR decides to use its
            ---------------------------------
notified body and their notified body requires additional clinical studies, then STAAR will pay the cost of the clinical trials.

     5.3    Choice of Notified Body.  STAAR shall have the right, but not the
            -----------------------
obligation, to use its notified body for distributing the Product to the markets in Europe and other countries. If STAAR decides to use its notified body then Lenstec will, and will request its notified body to, cooperate fully with STAAR and STAAR's notified body so that STAAR may accomplish such distribution, including providing any and all information reasonably requested by STAAR's notified body or any governmental agency, such as, but not limited to, its technical file, design file, etc. STAAR shall use the CE mark obtained by Lenstec in the initial launch of the Product, and will decide within the 12 month period following the launch whether it will transfer the Product to its notified body.

     5.4    Product Dossiers/Clinical Information.  In the event that STAAR
            -------------------------------------
materially breaches this Agreement, and such material breach is not cured within six months of its occurrence, then STAAR will make available to Lenstec, in lieu of all other damages to which Lenstec may be entitled as a result of said material breach, all Product regulatory and clinical information obtained by STAAR in connection with its product registration activities.

                                   ARTICLE 6
                                  ADVERTISING

     6.1    Advertising.  STAAR shall have the right to prepare all advertising,
            -----------
promotional material, and labeling to the Product. STAAR and/or Lenstec will seek approval from its respective notified body for any labeling so designated. Lenstec will, if requested, provide its promotional information regarding the Product and STAAR may, at its discretion, use such promotional information in the advertising promotional material and labeling it prepares.

                                   ARTICLE 7
                      QUALITY CONTROL AND PRODUCT RECALL

     7.1  Rejection of the Product.  STAAR may reject and return the Product not
          ------------------------
conforming to the specifications provided for in Exhibit "A" hereof, or because of: (a) failure to meet the Specifications when they are delivered; (b) material manufacturing defects; or (c) FDA or applicable foreign agency recall because of acts or failure to act by Lenstec. In order to reject the Product, STAAR must give written notice to Lenstec of STAAR's intention to reject the shipment, which notice must be received by Lenstec within sixty (60) days of STAAR's receipt of such Product together with an indication of the reasons for such rejection. If no such notice of intent to reject is received, STAAR shall be deemed to have accepted the delivery provided, however, in the case of Product having latent defects which upon diligent examination by STAAR upon their receipt could not have been discovered, STAAR must give notice of STAAR's intent to reject such Product within thirty (30) days after discovery of such defects. In the event STAAR has paid for a shipment of the Product which has been rejected as provided herein, STAAR shall be entitled to a refund of the purchase price of the rejected Product (together with insurance and freight charges) at the time it is ultimately rejected, provided, however, that if Lenstec disputes the rejection, any appropriate refund shall be made at the time the dispute is finally resolved. Lenstec shall notify STAAR within fifteen (15) days of its receipt of STAAR's notice of rejection as to whether it accepts STAAR's basis for any rejection.

     7.2  Manufacturing Standards.  Lenstec shall manufacture the Product in
          -----------------------
compliance with ISO/EN 9001 and ISO/EN 46001 for CE Marking, and in accordance with other applicable foreign agency requirements, as requested, all in accordance with the Specifications. Lenstec understands and agrees that STAAR shall have no obligation to sell the Product pursuant to the terms of this Agreement until the Product receives the ISO and CE Mark that will allow STAAR to sell the product under its brand name.

     7.3  Design Changes.  STAAR may, as a result of complaints, adverse events,
          --------------
recalls, or recommendations or requirements as expressed by customers or regulatory bodies, require Lenstec to make modifications to the technical design or manufacturing of the Product. Lenstec will cooperate fully with STAAR in modifying the Product, as requested. The payment of the costs of such modifications, if less than $10,000, will be the responsibility of Lenstec. The party to be responsible for payment of the costs of such modifications, if significant (in excess of $10,000), will be negotiated in good faith by STAAR and Lenstec.

     7.4  Records Maintenance.  STAAR and Lenstec shall maintain all records
          -------------------
regarding the Product as may be required by any applicable foreign agency or by the FDA for IDE, PMA or CE Mark approved Product and shall supply each other, upon request by the other, with such records and other information and reports as may be required by the FDA or any applicable foreign agency or notified body. Any new reports or modifications of current reports required to be prepared by STAAR or Lenstec by the FDA, a notified body, or any applicable foreign agency shall become an obligation under this Agreement and Lenstec and STAAR shall assist each other, as necessary, in the preparation of such new reports or modifications of current reports.

     7.5  Adverse Reaction Report.  The following procedures shall be
          -----------------------
established and observed by the parties hereto:

          (a) In the event that STAAR receives any complaint, claims, or adverse reaction reports regarding the Product, STAAR shall, within five (5) business days, provide Lenstec with all information contained in the complaint. Lenstec will notify STAAR immediately by facsimile transmission of any information that it may have that affects the safe and effective use of the Product.

          (b) STAAR shall be responsible for evaluating such complaints and, as required, notifying the appropriate regulatory authorities in writing. On a periodic basis, not less than annually, and, in the case of an adverse event, immediately by facsimile transmission, STAAR shall inform Lenstec in writing of the complaint and adverse reaction incidence rates of the Product.

     7.6  Recall.  In the event that Lenstec shall deem it necessary to recall,
          ------
or any applicable foreign agency, the notified body, or any similar regulatory authority requests recall of the Product, Lenstec shall be responsible for and shall bear all costs and expenses of such recall, including without limitation expenses or obligations to third parties, the costs of notifying customers, and costs associated with the shipment of such recalled products from customers. However, if such recall is caused by the advertising, promotion or labeling of STAAR or the negligence or willful misconduct of STAAR, STAAR shall bear the costs and expenses of such recall and shall promptly reimburse Lenstec for any amounts expended in connection therewith. In the event of any recall, the parties shall cooperate fully with each other in effecting such recall.

     7.7  Warranties Relating to the Product.  Lenstec warrants that the
          ----------------------------------
Product, when shipped to STAAR will: (a) conform in all respects to the Specifications outlined in Exhibit "A" or otherwise as then in effect; and (b) not be adulterated or misbranded within the meaning or applicable foreign agency regulations; provided, however, that no warranty is given for advertising, promotional materials, or labeling prepared by STAAR.

     7.8  Warranties and Representations by the Parties.  To induce the other to
          ---------------------------------------------
enter into this Agreement and consummate the transactions contemplated by it, STAAR and Lenstec hereby represent, warrant and covenant that:

          (a)  Organization and Good Standing.  STAAR and Lenstec are each (i)
               ------------------------------
corporations duly organized, validly existing and in good standing under the laws of any state or country in which such corporation does business; and (ii) has all requisite corporate power and authority to conduct its business and to own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

          (b)  Corporate Power, Authority and Enforceability.  STAAR and Lenstec
               ---------------------------------------------
each have all requisite power and authority to enter into this Agreement, and to carry out its obligations thereunder. The execution and delivery of this Agreement and the performance of the obligations thereunder, have been duly authorized by all necessary action. This Agreement, when executed and delivered on behalf of each party, shall constitute valid and binding obligations of each party, enforceable against the party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditor's rights generally and except for the limitations imposed by general principles of equity. The undersigned officers of STAAR and Lenstec are duly authorized and empowered to execute and attest the Agreement for and on behalf of STAAR and Lenstec.

          (c) To induce STAAR to enter into this Agreement and to consummate the transactions contemplated by it, Lenstec hereby represents, warrants and covenants that, as of the date of execution of this Agreement, it will have obtained; (i) any necessary permission or approval, as required, from Santen to enter into this Agreement, and (ii) the waiver contemplated by Section 1.5 above.

     7.9     Indemnification.
             ---------------

     7.9.1   Lenstec Indemnification.  Lenstec shall defend, indemnify and hold
             -----------------------
STAAR and its parent and affiliates (and each of their employees, officers and directors) harmless from and against any and all damages, injuries, causes of action, costs, losses and expenses, including without limitation the costs of recalls, court costs and reasonable attorneys' fees, if any, resulting from third party product liability claims based on the negligence or willful misconduct of Lenstec, or any claim of infringement or violation of any patent, or common law or statutory rights, or proprietary rights by or on account of the use that STAAR is entitled to make of the Product, or failure of the Product to confirm to the specification set forth in Exhibit "A" hereof, or the breach by Lenstec of any representation, warranty, covenant, term or agreement included in this Agreement.

     7.9.2   STAAR Indemnification.  STAAR shall defend, indemnify and hold
             --------------------
Lenstec and its affiliates (and each of their employees, officers and directors) harmless from and against any and all damages, injuries, causes of action, costs, losses and expenses, including without limitation court costs and reasonable attorneys' fees, if any, resulting from third party liability claims arising out of the breach by STAAR of any representation, warranty, covenant, term or agreement included in this Agreement.

     7.9.3    Settlement.  If either party intends to claim indemnification from
              ----------
the other party pursuant to this Section 7.9, it shall not be entitled to settle any of the claims for which it claims or intends to claim indemnification without the consent of such other party, which consent shall not be unreasonably withheld.

     7.9.4    Limitation on Indemnification.  The indemnities of this Section
              -----------------------------
7.9 shall not apply: (a) if the indemnified party fails to give the indemnifying party prompt written notice of any claim it receives, and such failure materially prejudices the indemnifying party; or (b) unless the indemnifying party is given the opportunity to approve such settlement, which approval shall not be unreasonably withheld. Furthermore, the indemnifying party shall not be liable for attorneys' fees or expenses of litigation of the indemnified party unless the indemnified party gives the indemnifying party the opportunity to assume control of the defense or settlement. In addition, if the indemnifying party assumes such control, it shall only be responsible for the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation. In no event shall the indemnifying party assume control of the defense of the indemnified party without the consent of the indemnified party, which consent shall be given or not at its sole discretion.

                                   ARTICLE 8

                                CONFIDENTIALITY

     8.1     Duty of Confidentiality Relating to Trade Secrets and Proprietary
             -----------------------------------------------------------------
Information.  Each party ("Receiving Party") shall maintain in confidence and
-----------   ----
keep safe from third parties all information disclosed by the other ("Disclosing Party") which such party knows or has reason to know comprises trade secrets and other proprietary information of the other, including, without limitation, information relating to the Product. Each party shall use its best efforts to ensure that its employees, consultants and agents do not disclose to third parties such trade secrets or proprietary information. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other's trade secrets or proprietary information.

     8.2     Exceptions.  The obligation of confidentiality contained in this
             ----------
Agreement shall not apply to the extent that (a) the Receiving Party is required to disclose the information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; (b) the Receiving Party can demonstrate that the disclosed information was at the time of disclosure already in the public domain other than as a result of actions or failure to act by the Receiving Party in violation hereof; (c) the disclosed information was rightfully known by the Receiving Party (as shown by its written records) prior to the date of disclosure to the Receiving Party in connection with this Agreement; or (d) the disclosed information was received by the Receiving Party on an unrestricted basis from a source which is neither STAAR nor Lenstec and which is not under a duty of confidentiality to the other party.

                                   ARTICLE 9
                               PRODUCT LIABILITY

     9.1     Notification.  Each party shall promptly notify the other of any
             ------------
claim or action by reason of the manufacture, use or sale of the Product of which it becomes aware.

     9.2     Insurance.  Lenstec shall maintain insurance coverage issued by one
             ---------
or more insurance companies, with Best Rating B+ or higher, and shall name STAAR a co-insured thereon, adequate to cover the claims, liabilities, judgements, losses, damages, costs and expenses (including reasonable attorney's fees) indemnified in Article 6.

                                  ARTICLE 10
                                 MISCELLANEOUS

    10.1     Governing Law.  This Agreement shall be governed by and interpreted
             -------------
in accordance with the laws of the State of California.

    10.2     Dispute Resolution/Arbitration.  All disputes shall be amicably
             ------------------------------
resolved, and if not so resolved, they shall be subject to arbitration as follows: (i) if Lenstec initiates a claim or demand against STAAR, then the arbitration shall be conducted in accordance with the rules of the International Arbitration Association and the location of arbitration shall be in southern California and (ii) if STAAR initiates a claim or demand against Lenstec, then the arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association and the location of arbitration shall be Tampa, Florida. Further, (iii) the arbitration shall be conducted in the English language. (iv) The award of the arbitrators will be final and binding upon the parties. Judgement upon the award may be entered in any court having jurisdiction. An application may be made to any such court for judicial acceptance of the award and an order of enforcement. (v) Any arbitration proceeding hereunder shall be conducted on a confidential basis. (vi) The arbitrator shall apply the principles of the laws of the State of California.

    10.3     Notice.  Unless otherwise specifically provided in this Agreement,
             ------
all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices shall be addressed as follows, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

                    To STAAR:  STAAR Surgical Company
                               1911 Walker Avenue
                               Monrovia, California 91016
                               Attention: John Wolf, President
                               PH: 626/303-7902
                               FAX: 626/358-3049

                 To Lenstec:   Lenstec, Inc.
                               2860 Scherer Drive, Suite 600
                               St. Petersburg, Florida 33716
                               Attention: John Clough, President
                               PH: 727/571-2272
                               FAX: 727/571-1792

        10.4    Captions.  The captions, articles, sections and subsections of
                ---------
this Agreement are solely for convenience of reference and shall not affect its interpretation.

        10.5    Entire Agreement.  This Agreement represents the entire
                ----------------
understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, understandings, letters of intent, representations, statements and writings between the parties relating thereto. No modifications, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed on behalf of the party to be charged therewith.

        10.6    Assignability.  This Agreement may not be assigned or
                -------------
transferred in any manner by either party without the prior written consent of the other party, except that either party may assign or transfer this Agreement to a third party in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains or the merger of consolidation of a party with or into a third party if said third party agrees in writing to accept all of the terms and conditions of this Agreement.

        10.7    Waiver.  The waiver by either party of a breach of any provision
                ------
contained herein shall in no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provision itself.

        10.8    Invalidity of a Particular Provision.  The invalidity or
                ------------------------------------
unenforceability of any term, provision, clause or any portion thereof of this Agreement shall in no way impair or affect the validity or enforcement of any other provision of this Agreement.

        10.9    Survival.  The provisions which by their meaning and intent have
                --------
applicability beyond the term of this Agreement shall survive the expiration or termination of this Agreement.

        10.10   Relationship of the Parties.  The relationship between STAAR and
                ---------------------------
Lenstec is and shall be that of vendor and vendee. Neither party nor its agents and employees, shall under any circumstances be deemed agents or representatives of the other and neither shall have authority to act for and/or bind the other in any way, or represent that it is in any way responsible for acts of the other. This Agreement does not establish a joint venture, agency or partnership between the parties, nor does it create an employer/employee relationship.

        10.11   Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

     10.12  Expenses.  The prevailing party in any legal action to enforce or
            --------
interpret this Agreement shall be entitled to reimbursement of its costs and attorneys' fees in such action by the other party.

     10.13  Force Majeure.  A party shall not be liable for nonperformance or
            -------------
delay in performance caused by any event reasonably beyond the control of such party (provided such party shall use its best efforts to return to normal operations), including but not limited to wars, hostilities, revolutions, riots, civil commotion, national emergency, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.

     10.14  Time.  The parties agree that time is of the essence in the
            ----
performance of obligations under this Agreement.

     10.15.  Specific Performance.  The parties acknowledge and agree that STAAR
             --------------------
will suffer irreparable harm in the event of a material breach of Lenstec's obligation to supply Product in accordance with the terms hereof. Accordingly, Lenstec agrees that STAAR will, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce Lenstec's obligation to supply Product in accordance with the terms hereof.

     10.16  Confidentiality.  The terms and conditions of this Agreement shall
            ---------------
be confidential and shall not be disclosed by any of the parties to this Agreement to any third party, other than to an actual or potential affiliate, successor or assign, except that any party may disclose the terms and conditions of this Agreement (i) to its legal or accounting advisors, as necessary, so long as they agree to be bound by the terms of this confidentiality provision; or
(ii) if such party receives a subpoena or other process or order to produce this Agreement, provided that such party shall, prior to any disclosure to any third party, promptly notify the other party to this Agreement so that the party has a reasonable opportunity to respond to such subpoena, process or order, or (iii) as otherwise required by law. The party receiving the subpoena, process or order shall take no action contrary to the confidentiality provisions set forth above and shall make reasonable efforts to produce only subject to a protective order. The party objecting shall have the burden of defending against such subpoena, process or order. The party receiving the subpoena, process or order shall be entitled to comply with it except to the extent that any other party is successful in obtaining an order modifying or quashing it.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

STAAR SURGICAL AG                           LENSTEC, INC.

By: /s/ John R. Wolf                        By: /s/ John Clough
    ---------------------                       ---------------------

Title: President                            Title: President
       ------------------                          ------------------

Date:  5/10/99                              Date:  5-6-99
     -------------------                           ------------------


STAAR SURGICAL COMPANY                      LENSTEC BARBADOS, INC.

By: /s/ John R. Wolf                        By: /s/ John Clough
    --------------------                       ----------------------

Title: Co-Chairman                          Title: Chairman
       -----------------                           ------------------

Date:  5/10/99                              Date:  5-6-99
       -----------------                           ------------------

                                  EXHIBIT "A"

                            PRODUCT SPECIFICATIONS

Conformity with GMP and ISO/EN 9001 Requirements:
-------------------------------------------------

All Product delivered shall be in compliance with applicable GMP and ISO guidelines for the manufacture and sterilization of intraocular lenses for human implantation.

Product Sterility:
------------------

For the initial 120 days of the Effective Period, Product Sterility shall be limited to one year. Thereafter, all Product delivered will have a sterility expiration of five (5) years.

Product Design:
---------------
See attached engineering drawings.

Manufacturing Controls/Inspection Procedures:
---------------------------------------------
[from Lenstec's ISO SOP Manual]

                                      11